Exhibit 10.19

FOURTH AMENDMENT TO SIXTH AMENDED
AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Fourth Amendment”), dated as of July 24, 2020 (the “Effective Date”), is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the Guarantor Subsidiaries party hereto, the various financial institutions parties hereto, as Lenders, TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Administrative Agent”) for the Lenders, and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”).

WITNESSETH

WHEREAS, the Borrower, the lenders party thereto (collectively, the “Lenders”), the Administrative Agent, the Issuers and the other parties thereto have heretofore executed the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto hereby further intend to amend certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the undersigned hereby agree as follows:

1.     Definitions.  Capitalized terms used herein (including in the Recitals hereto) but not defined herein, shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

2.     Amendments to Credit Agreement. (a) Effective as of the Fourth Amendment Effective Date (as defined below), the definition of Approved Counterparty in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Approved Counterparty” means any counterparty to a Hedging Contract with the Borrower or a Restricted Subsidiary that (a) is a Lender or an Affiliate of a Lender, (b) was a Lender or an Affiliate of a Lender at the time such Hedging Contract was consummated, ( c) is listed on Schedule 1 as an Approved Counterparty to the extent such Hedging Contract was in existence on the Closing Date or ( d) is any other Person designated by the Borrower in writing to the Administrative Agent (a “Designated Approved Counterparty”); provided that the Borrower shall provide written notice to the Administrative Agent within three (3) Business Days after entering into any Hedging Contract or transaction under a Hedging Contract with any Designated Approved Counterparty, which written notice shall include specific details regarding such Hedging Contract and such transaction and shall state that (i) such Hedging Contract and such transaction has been consummated and identify the Designated Approved Counterparty party thereto, (ii) prior to entering into such Hedging Contract or such transaction, the Borrower offered such transaction to at least two Lenders ( or their Affiliates) that are active in the oil and gas commodity hedging business and such Lenders ( or their Affiliates) do not, as determined in the sole discretion of the Borrower, provide terms that are as good or better as the terms of such transaction to the Borrower and its Restricted Subsidiaries, (iii) such Designated Approved Counterparty has ( or the credit support provider of such Person has), at the time of entry into the applicable Hedging Contract, a long term senior unsecured debt rating, an issuer credit rating, a corporate credit rating, a corporate family rating. a counterparty credit rating, a counterparty risk rating, or any similar type of rating of A- or better from S&P (or its equivalent) or A3 or better from Moody's (or its equivalent) and (iv) such Designated Approved Counterparty has agreed to be bound by Articles IX and X of this Agreement as if it were a Lender.

(b)     Effective as of the Fourth Amendment Effective Date, Section 9.12 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Each Lender, each Issuer and each other Lender Party hereby (i) authorizes the Administrative Agent to execute, deliver, and perform on its behalf, an intercreditor agreement in customary form as reasonably determined by the Administrative Agent, together with any amendments, modifications, supplements, and joinders thereto, with each Designated Approved Counterparty providing that amounts received in respect of the exercise of remedies under the Loan Documents shall be applied to Obligations in respect of such Designated Approved Counterparty’s Hedging Contract in the order provided in Section 3.1(b) of the Credit Agreement and (ii) understands, acknowledges and agrees that at all times following the execution and delivery of such intercreditor agreement such Lender, Issuer and other Lender Party (and each of their respective successors and assigns) shall be bound by the terms thereof.

3.     Representations and Warranties. The Borrower hereby represents and warrants that after giving effect hereto:

(a)    the representations and warranties of the Borrower and its Restricted Subsidiaries contained in the Loan Documents (as amended or waived hereby) are true and correct in all material respects (unless such representation or warranty is qualified by materiality, in which event such representation or warranty shall be true and correct in all respects) on and as of the Fourth Amendment Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date (unless such representation or warranty is qualified by materiality, in which event such representation or warranty is true and correct in all respects as of such earlier date);

(b)     the execution, delivery and performance by the Borrower and its Restricted Subsidiaries of this Fourth Amendment are within their corporate or limited liability company powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or its Restricted Subsidiaries or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents other than, in each case, as would not reasonably be expected to cause or result in a Material Adverse Change;

(c)     the execution, delivery and performance by the Borrower and its Restricted Subsidiaries of this Fourth Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to enforcement of creditors’ rights; and

(d)     no Default or Event of Default has occurred and is continuing.

4.     Conditions to Effectiveness of Amendments.  The amendments in this Fourth Amendment shall each be effective on the date on which all of the following conditions in this Section 4 of this Fourth Amendment are satisfied (such date, the “Fourth Amendment Effective Date”).

(a)     The Administrative Agent shall have received counterparts of this Fourth Amendment duly executed by the Borrower, the Guarantor Subsidiaries, the Administrative Agent and the Required Lenders.

(b)     The Administrative Agent shall have received all fees and expenses to the extent invoiced at least one (1) Business Day prior to the Fourth Amendment Effective Date.

5.     Redetermination of Borrowing Base.  This Fourth Amendment shall be deemed to be an amendment to the Credit Agreement effective as of the dates set forth herein, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. The Borrower and each Guarantor Subsidiary hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party. All references to the Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. This Fourth Amendment is a Loan Document.

6.     Costs And Expenses.  As provided in Section 10.4 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses incurred by or on behalf of the Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with this Fourth Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Fourth Amendment.

7.     GOVERNING LAW.  THIS FOURTH AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8.     Severability.  If any term or provision of this Fourth Amendment shall be determined to be illegal or unenforceable all other terms and provisions of this Fourth Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

9.     Counterparts.  This Fourth Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

10.     Successors and Assigns.  This Fourth Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.

13.     No Waiver.  The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Fourth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:     /s/ Janet Yang

Name: Janet Yang

Title: Executive Vice President and Chief Financial Officer

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:     /s/ Hughroy Enniss

Name: Hughroy Ennis

Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender

By:     /s/ Hughroy Enniss

Name: Hughroy Ennis

Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuer

By:     /s/ Hughroy Enniss

Name: Hughroy Ennis

Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By:     /s/ Marisa B. Moss

Name: Marisa B. Moss

Title: Authorized Signatory

SOCIÉTÉ GENERALE, as Lender

By:     /s/ Barbara Paulsen

Name: Barbara Paulsen

Title: Managing Director

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK. as Lender

By:     /s/ Brad Ellis

Name: Brad Ellis

Title: Senior Vice President

ABN AMRO CAPITAL USA LLC, as Lender

By:     /s/ Darrell Holley

Name: Darrell Holley

Title: Managing Director

By:     /s/ Beth Johnson

Name: Beth Johnson

Title: Executive Director

ACKNOWLEDGED AND ACCEPTED BY:

W & T ENERGY VI, LLC

By:     /s/ Janet Yang

Name: Janet Yang

Title: Executive Vice President and Chief Financial Officer

W & T ENERGY VII, LLC

By:     /s/ Janet Yang

Name: Janet Yang

Title: Executive Vice President and Chief Financial Officer